                                                                       EXHIBIT 4



                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------


         SECTION 1. CAPITAL STOCK. The aggregate number of shares and the amount of total authorized capital of the Company shall consist of 26,000,000 shares, of which 25,000,000 will be $.0001 par value common stock and 1,000,000 will be $.0001 par value preferred stock.

         SECTION 2. PREFERRED STOCK. The Corporation, by resolution of its Board of Directors, may divide and issue the Preferred Stock in series. Preferred Stock of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with the authority to divide the class of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Colorado Business Corporation Act in respect to the following:

         1. The number of shares to constitute such series, and the distinctive designations thereof;

         (a) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

         (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

         (c) The amount payable upon shares in event of involuntary liquidation;

         (d) The amount payable upon shares in event of voluntary liquidation;

         (e) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

         (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

         (g)    Voting powers, if any; and

         (h) Any other relative rights and preferences of shares such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

         As of the date upon which these Amended Articles of Incorporation become effective, each three shares of authorized $.0001 par common stock, whether or not issued and outstanding, shall be converted into one share of $.0001 par common stock. Fractional shares resulting from the Reverse Stock Split will be rounded to the closest whole share of Common Stock. Following this reverse stock split the number of shares of $.0001 par common stock which the Company shall be authorized to issue shall be 25,000,000.

         The holders of Common Stock shall have and possess all rights as shareholders of the corporation.

         The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment or any other liability to pay the debts of the corporation.

         Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, for any other assets of value in accordance with the action of the Board of Directors, or other consideration permitted under the Colorado Business Corporation Act. The judgment of the Board of Directors as to value received in return for the issuance of shares shall be conclusive and said shares, when issued, shall be fully paid and nonassessable.

         SECTION 3. SERIES A PREFERRED STOCK. The Board has designated 3,000 shares of Preferred Stock as Series A 6% Convertible Preferred Stock (the "SERIES A PREFERRED"), which shall have the following designations, rights and preferences:


                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The terms defined in this Article whenever used in this Certificate of Designation have the following respective meanings:

                (a) "ADDITIONAL CAPITAL SHARES" has the meaning set forth in
Section 6.1(e).

                (b) "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                (c) "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                (d) "CAPITAL SHARES" means the Common Shares and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Corporation.

                (e) "COMMON SHARES" or "COMMON STOCK" means shares of common stock, $.0001 par value, of the Corporation.

                (f) "COMMON STOCK ISSUED AT CONVERSION" when used with reference to the securities issuable upon conversion of the Series A Preferred Stock, means all Common Shares

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now or hereafter Outstanding and securities of any other class or series into which the Series A Preferred Stock hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

                (g) "CONVERSION DATE" means any day on which all or any portion of shares of the Series A Preferred Stock is converted in accordance with the provisions hereof.

                (h) "CONVERSION NOTICE" has the meaning set forth in Section
6.2.

                (i) "CONVERSION PRICE" means on any date of determination the applicable price for the conversion of shares of Series A Preferred Stock into Common Shares on such day as set forth in Section 6.1.

                (j) "CONVERSION RATIO" means on any date of determination the applicable percentage of the Market Price for conversion of shares of Series A Preferred Stock into Common Shares on such day as set forth in Section 6.1.

                (k) "CORPORATION" means Immune Response, Inc., a Colorado corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

                (l1) "CURRENT MARKET PRICE" means on any date of determination the closing bid price of a Common Share on such day as reported by The National Association of Securities Dealers electronic bulletin board ("OTC/BB").

                (m) "DIVIDEND PAYMENT DUE DATE" has the meaning set forth in
Section 4(a)(ii).

                (n) "HOLDER" means The Shaar Fund Ltd., any successor thereto, or any Person to whom the Series A Preferred Stock is subsequently transferred in accordance with the provisions hereof.

                (o) "LIQUIDATION PREFERENCE" has the meaning set forth in
Section 5(c).

                (p) "MARKET DISRUPTION EVENT" means any event that results in a material suspension or limitation of trading of Common Shares on OTC/BB.

                (q) "MARKET PRICE" per Common Share means the average of the closing bid prices of the Common Shares as reported by the OTC/BB for the Valuation Period.

                (r) "OUTSTANDING" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that any such Shares directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

                (s) "PERSON" means an individual, a corporation, partnership, an association, a limited liability company, unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

                (t) "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement dated a date even herewith between the Corporation and The Shaar Fund Ltd.

                (u) "SEC" means the United States Securities and Exchange Commission.

                (v) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

                (w) "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated a date even herewith between the Corporation and The Shaar Fund Ltd.

                (x) "SERIES A PREFERRED STOCK" means the Series A 6% Convertible Preferred Stock of the Corporation, or such other convertible Preferred Stock exchanged therefor, as provided in Section 2.1.

                (y) "STATED VALUE" has the meaning set forth in Article 2.

                (z) "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

                (aa) "TRADING DAY" means any day on which purchases and sales of securities authorized for quotation on the OTC/BB are reported thereon and on which no Market Disruption Event has occurred.

                (bb) "VALUATION EVENT" has the meaning set forth in Section 6.1.

                (cc) "VALUATION PERIOD" means the five (5) consecutive Trading Day period immediately preceding the Conversion Date.

         All references to "cash" or "$" herein means currency of the United States of America.

                                    ARTICLE 2

                             DESIGNATION AND AMOUNT


    SECTION 2.1

         The designation of this series, which consists of 3,000 shares of Preferred Stock, is Series A 6% Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") and the stated value shall be One Thousand Dollars ($1,000) per share (the "STATED VALUE").

                                    ARTICLE 3
                                      RANK

    SECTION 3.1

         The Series A Preferred Stock shall rank (i) prior to the Common Stock;
(ii) prior to any class or series of capital stock of the Corporation hereafter created other than "PARI PASSU SECURITIES" (collectively, with the Common Stock, "JUNIOR SECURITIES"); and (iii) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking on parity with the Series A Preferred Stock ("PARI PASSU SECURITIES").

                                    ARTICLE 4
                                    DIVIDENDS

    SECTION 4.1

                (a) (i) The Holder shall be entitled to receive, and the Board of Directors shall be required to declare, out of funds legally available for the payment of dividends, dividends at the rate of 6% per annum (computed on the basis of a 360-day year) (the "DIVIDEND RATE") on the Stated Value of each share of Series A Preferred Stock on and as of the Dividend Payment Due Date. Dividends on the Series A Preferred Stock shall be cumulative from the date of issue, whether or not declared for any reason, including if such declaration is prohibited under any outstanding indebtedness or borrowings of the Corporation or any of its Subsidiaries, or any other contractual provision binding on the Corporation or any of its Subsidiaries, and whether or not there shall be funds legally available for the payment thereof.

                (ii) Each dividend shall be payable at the Corporation's option, in Common Stock or cash on a pro rata basis, in equal quarterly amounts on each March 31, June 30, September 30 and December 31 of each year the Series A Preferred is outstanding (each, a "DIVIDEND PAYMENT DUE DATE"), commencing June 30, 2000, to holders of record of shares of the Series A Preferred as they appear on the stock records of the Corporation not more than 60 nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. For purposes hereof, "Dividend Period" means the quarterly period commencing on and including the day after the immediately preceding Dividend Payment Due Date and ending on and including the immediately subsequent Dividend Payment Due Date. Accrued and unpaid dividends for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Due Date, to holders of record on such date, not more than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                (iii) At the option of the Corporation, the dividend shall be paid in cash or through the issuance of duly and validly authorized and issued, fully paid and nonassessable, freely tradeable shares of the Common Stock valued at the Market Price. The Common Stock to be issued in lieu of cash payments shall be registered for resale in the Registration Statement (as defined in the Registration Rights Agreement) to be filed by the Corporation to register the Common Stock issuable upon conversion of the shares of Series A Preferred Stock and exercise of the Warrants as set forth in the Registration Rights Agreement.

                (b) The Holder shall not be entitled to any dividends in excess of the cumulative dividends, as herein provided, on the Series A Preferred Stock. Except as provided in this Article 4, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

                (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Pari Passu Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Pari Passu Securities.

                (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Corporation or any subsidiary, (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly, unless in each case (i) the full cumulative dividends required to be paid on all outstanding shares of the Series A Preferred Stock and any other Pari Passu Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred and the current dividend period with respect to the Pari Passu Securities.

                                    ARTICLE 5

                             LIQUIDATION PREFERENCE

    SECTION 5.1

                (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series A Preferred Stock, subject to Article 5, shall have received the Liquidation Preference with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

                (b) At the option of each Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions (or excluding circumstances pursuant to the Securities Purchase Agreement or transfers to a subsidiary controlled by the Corporation) in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons where the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to one hundred percent (100%) of the Liquidation Preference with respect to each outstanding share of Series A Preferred Stock in accordance with and subject to the terms of this Article 5 or (ii) be treated pursuant to Article 5(c)(iii) hereof; PROVIDED, that all holders of Series A Preferred Stock shall be deemed to elect the option set forth in clause (i) hereof if at least a majority in interest of such holders elect such option.

                (c) For purposes hereof, the "LIQUIDATION PREFERENCE" with respect to a share of the Series A Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof, plus (ii) the aggregate of all accrued and unpaid dividends on such share of Series A Preferred Stock until the Dividend Payment Due Date; PROVIDED that, in the event of an actual liquidation, dissolution or winding up of the Corporation, the amount referred to in clause
(iii) above shall be calculated by including accrued and unpaid dividends to the actual date of such liquidation, dissolution or winding up, rather than the Dividend Payment Due Date referred to above.

                                    ARTICLE 6
                          CONVERSION OF PREFERRED STOCK

         SECTION 6.1 CONVERSION; CONVERSION PRICE. At the option of the Holder, the shares of Preferred Stock may be converted, either in whole or in part, into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time, and from time to time, at a Conversion Price per share of Common Stock equal to the lesser of: (a) $4.50 and (b) 65% of the Market Price; provided, however, that:

                (a) notwithstanding anything herein to the contrary, the Holder shall not have the right, and the Company shall not have the obligation, to convert all or any portion of the Series A Preferred Stock (and the Company shall not have the right to pay dividends on the Series A Preferred Stock in shares of common stock) if and to the extent that the issuance to the Holder of shares of common stock upon such conversion (or payment of dividends) would result in the Holder being deemed the "beneficial owner" of 5% or more of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; and

                (b) unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the OTC/BB or such other stock market with which the Corporation shall be required to comply, or unless such rules do not require shareholder approval, the Corporation shall not issue shares of Common Stock (i) upon conversion of any shares of Series A Preferred Stock or (ii) as a dividend on the Series A Preferred Stock, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation (i) upon conversion of shares of the Series A Preferred Stock, (ii) upon exercise of the Warrants issued pursuant to the terms of the Securities Purchase Agreement and (iii) in payment of dividends on the Series A Preferred Stock, would be in excess of 19.99% of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Conversion Date (the "MAXIMUM ISSUANCE AMOUNT"). In the event that a properly executed Conversion Notice is received by the Corporation which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall honor such conversion request by (i) converting the number of shares of Series A Preferred Stock stated in the Conversion Notice not in excess of the Maximum Issuance Amount and (ii) at the Company's option (A) redeeming the number of shares of Series A Preferred Stock stated in the Conversion Notice equal to or in excess of the Maximum Issuance Amount in cash at a price equal to one hundred and twenty percent (120%) of the Stated Value of the shares of Series A Preferred Stock to be so redeemed, together with the fair market value of all accrued and unpaid dividends thereon, or (B) obtaining such stockholder approval within 45 days of the relevant Conversion Notice. If such stockholder approval is not so obtained within such 45 day period, the Company shall redeem the number of shares named in the relevant Conversion Notice in excess of the Maximum Issuance Amount as described in clause (ii)(A) above. In the event that the Corporation shall elect to pay a dividend in shares of Common Stock which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall pay (i) a dividend in shares of Common Stock equal to one less than an amount which would result in the Corporation issuing shares equal to the Maximum Issuance Amount and (ii) the balance of the dividend in cash.

                (c) The number of shares of Common Stock due upon conversion of Series A Preferred Stock shall be (i) the number of shares of Series A Preferred Stock to be converted, multiplied by (ii) the Stated Value and divided by (iii) the applicable Conversion Price.

                (d) Within two (2) Business Days of the occurrence of a Valuation Event, the Corporation shall send notice (the "VALUATION EVENT NOTICE") of such occurrence to the Holder. Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately following the occurrence of such Valuation Event and end on the Conversion Date; PROVIDED that, if a Valuation Event occurs on the fifth day of any Valuation Period, then the Conversion Price shall be the Current Market Price of the Common Shares on such day; and PROVIDED, FURTHER, that the Holder may, in its discretion, postpone such Conversion Date to a Trading Day which is no more than five (5) Trading Days after the occurrence of the latest Valuation Event by delivering a notification to the Corporation within two (2) Business Days of the receipt of the Valuation Event Notice. In the event that the Holder deems the Valuation Period to be other than the five (5) Trading Days immediately prior to the Conversion Date, the Holder shall give written notice of such fact to the Corporation in the related Conversion Notice at the time of conversion.

                (e) For purposes of this Section 6.1, a "VALUATION EVENT" shall mean an event in which the Corporation at any time during a Valuation Period takes any of the following actions:

                  (i) subdivides or combines its Capital Shares;

                 (ii) makes any distribution of its Capital Shares;

                (iii) issues any additional Capital Shares (the "ADDITIONAL CAPITAL SHARES"), otherwise than as provided in the foregoing Sections 6.1(a) and 6.1(b) above, at a price per share less, or for other consideration lower, than the Current Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under employee benefit plans consistent with those presently in effect and issuances under presently outstanding warrants, options or convertible securities;

                (iv) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price in effect immediately prior to such issuance;

                (v) issues any securities convertible into or exchangeable or exercisable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect immediately prior to such issuance;

                (vi) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation's assets (other than under the circumstances provided for in the foregoing Sections 6.1(e)(i) through 6.1(e)(v)); or

                (vii) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 6.1(a) through 6.1(f) hereof, inclusive, which in the opinion of the Corporation's Board of Directors, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of the Preferred Stock.

         SECTION 6.2 EXERCISE OF CONVERSION PRIVILEGE. (a) Conversion of the Series A Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed notice of conversion in the form annexed hereto as Annex I (the "CONVERSION NOTICE") to the Corporation. Each date on which a Conversion Notice is telecopied to and received by the Corporation in accordance with the provisions of this Section 6.2 shall constitute a Conversion Date. The Corporation shall convert the Series A Preferred Stock and issue the Common Stock Issued at Conversion effective as of the Conversion Date. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock issued at Conversion in connection with such conversion. The Holder shall deliver the shares of Series A Preferred Stock to the Corporation by express courier within 30 days following the date on which the telecopied Conversion Notice has been transmitted to the Corporation. Upon surrender for conversion, the Series A Preferred Stock shall be accompanied by a proper assignment thereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this Article 6, and (ii) cause to be mailed for delivery by overnight courier to the Holder (X) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, (Y) cash, as provided in Section 6.3, in respect of any fraction of a Share issuable upon such conversion and (Z) cash or shares in the amount of accrued and unpaid related dividends as of the Conversion Date. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as the

Series A Preferred Stock shall have been surrendered as aforesaid at such time, and at such time the rights of the Holder of the Series A Preferred Stock, as such, shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 6.4), to surrender the Series A Preferred Stock and to release the Corporation from all liability thereon. No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

                (b) Subject to Sections 6.1(a) and (b) if, at any time (i) the Corporation challenges, disputes or denies the right of the Holder hereof to effect the conversion of the Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this
Section 6.2 or (ii) any third party who is not and has never been an Affiliate of the Holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of the Preferred Stock into Common Shares, then the Holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the Series A Preferred Stock for cash at a redemption price equal to one hundred twenty percent (120%) of the Stated Value thereof together with all accrued and unpaid dividends thereon (the "MANDATORY PURCHASE AMOUNT"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all reasonable costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

         SECTION 6.3 FRACTIONAL SHARES. No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction. No cash payment of less than $1.00 shall be required to be given unless specifically requested by the Holder.

         SECTION 6.4 RECLASSIFICATION, CONSOLIDATION, MERGER OR MANDATORY SHARE EXCHANGE. At any time while the Series A Preferred Stock remains outstanding and any shares thereof have not been converted, in case of any reclassification or change of Outstanding Common Shares issuable upon conversion of the Series A Preferred Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Series A Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of the Series A Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series A Preferred Stock providing that the Holder shall have the right to convert such new Series A Preferred Stock (upon terms and conditions not less favorable to the Holder than those in effect pursuant to the Series A Preferred Stock) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of the Series A Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of the Series A Preferred Stock had the Series A Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 6.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

         SECTION 6.5 ADJUSTMENTS TO CONVERSION RATIO. For so long as any shares of the Series A Preferred Stock are outstanding, if the Corporation (i) issues and sells pursuant to an exemption from registration under the Securities Act
(A) Common Shares at a purchase price on the date of issuance thereof that is lower than the Conversion Price, (B) warrants or options with an exercise price representing a percentage of the Current Market Price with an exercise price on the date of issuance of the warrants or options that is lower than the Conversion Price, except for employee stock option agreements or stock incentive agreements of the Corporation, or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities, except for stock option agreements or stock incentive agreements; and (ii) grants the right to the purchaser(s) thereof to demand that the Corporation register under the Securities Act such Common Shares issued or the Common Shares for which such warrants or options may be exercised or such convertible, exchangeable or exercisable securities may be converted, exercised or exchanged, then the Conversion Ratio shall be reduced to equal the lowest of any such lower rates.

         SECTION 6.6 MANDATORY CONVERSION. On the third anniversary of the filing of this Certificate of Designation (the "MANDATORY CONVERSION DATE"), the Corporation shall convert all Series A Preferred Stock outstanding at the Conversion Price. Notwithstanding the previous sentence, in no event shall the Corporation convert that portion of the Series A Preferred Stock to the extent that the issuance of Common Shares upon conversion of such Series A Preferred Stock, when combined with shares of Common Shares received upon other conversions of Series A Preferred Stock by such Holder and any other holders of Series A Preferred Stock and Warrants, would exceed 19.99% of the Common Stock outstanding on the Mandatory Conversion Date, unless the Corporation's shareholders approve the issuance of an amount of the Corporation's Common Stock in excess of the 19.99% threshold. Within ten (10) Business Days after the Mandatory Conversion Date, the Corporation shall redeem all remaining outstanding shares of Series A Preferred Stock in excess of the 19.99% threshold at one hundred and twenty percent (120%) of the Stated Value thereof, together with all accrued and unpaid dividends thereon, in cash, to the date of redemption.

                                    ARTICLE 7
                                  VOTING RIGHTS

         The holders of the Series A Preferred Stock have no voting power, except as otherwise provided by the Colorado Business Corporation Act ("CBCA"), in this Article 7, and in Article 8 below.

         Notwithstanding the above, the Corporation shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such acting is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the CBCA the vote of the holders of the Series A Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under the CBCA) shall constitute the approval of such action by the class. To the extent that under the CBCA holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series A Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled tonight, which notice would be provided pursuant to the Corporation's bylaws and the CBCA.

                                    ARTICLE 8
                              PROTECTIVE PROVISIONS

         SECTION 8.1 RESTRICTIONS. So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the CBCA) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock;

                (b) create any new class or series of capital stock having a preference over the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series A Preferred Stock;

                (c) increase the authorized number of shares of Series A Preferred Stock;

                (d) issue or sell to any Person other than the Holder shares of Series A Preferred Stock; or

                (e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         SECTION 8.2 DISSENTING HOLDER'S CONVERSION RIGHTS. In the event holders of at least a majority of the then outstanding shares of Series A Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, pursuant to Section 8.1(a) above, so as to affect the Series A Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the "DISSENTING HOLDERS") and Dissenting Holders shall have the right for a period of thirty
(30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series A Preferred Stock.

                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.1 LOSS, THEFT, DESTRUCTION OF PREFERRED STOCK. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series A Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series A Preferred Stock, new shares of Series A Preferred Stock of like tenor. The Series A Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 9.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series A Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

         SECTION 9.2 WHO DEEMED ABSOLUTE OWNER. The Corporation may deem the Person in whose name the Series A Preferred Stock shall be registered upon the registry books of the

Corporation to be, and may treat it as, the absolute owner of the Series A Preferred Stock for the purpose of receiving payment of dividends on the Series A Preferred Stock, for the conversion of the Series A Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series A Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

         SECTION 9.3 NOTICE OF CERTAIN EVENTS. In the case of the occurrence of any event described in Sections 6.1, 6.6 or 6.7 of this Certificate of Designation, the Corporation shall cause to be mailed to the Holder of the Series A Preferred Stock at its last address as it appears in the Corporation's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Series A Preferred Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Series A Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

         SECTION 9.4 REGISTER. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series A Preferred Stock. Upon any transfer of the Series A Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series A Preferred Stock register.

         The Corporation may deem the person in whose name the Series A Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series A Preferred Stock for the purpose of receiving payment of dividends on the Series A Preferred Stock, for the conversion of the Series A Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon the Series A Preferred Stock to the extent of the sum or sums so paid or the conversion or conversions so made.

         SECTION 9.5 WITHHOLDING. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series A Preferred Stock.

         SECTION 9.6 HEADINGS. The headings of the Articles and Sections of this Certificate of Designation are inserted for convenience only and do not constitute a part of this Certificate of Designation."

                                   ARTICLE VI

                                CUMULATIVE VOTING
                                -----------------


         The Shareholders shall not be entitled to cumulative voting.


                                   ARTICLE VII

                                PREEMPTIVE RIGHTS
                                -----------------

         No holder of any stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

                                  ARTICLE VIII

                           SHARE TRANSFER RESTRICTIONS
                           ---------------------------

         This Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of this Corporation to exercise this Corporation's right to so impose such restrictions.

                                   ARTICLE II

                                  SHAREHOLDERS


         Section 2.1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on such day as shall be fixed by the Board of Directors, commencing with the year 1986, at a time to be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

         Section 2.2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise proscribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

         Section 2.3. PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors or the President. If no designation is made, or if a special meeting is otherwise called, the place of meeting first shall be the principal office of the corporation in the State of Colorado, if any, and second, the principal office of the Corporation.

         Section 2.4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the office or person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the authorized shares of the corporation are to be increased, at least thirty days' notice shall be given, and if sale of all or substantially all assets are to be voted upon, at least twenty days' notice shall be given to each shareholder of record. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 2.5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 2.6. VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each. The record, for a period of ten days before such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for any purpose germane to the meeting. The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

         Section 2.7 QUORUM. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is not represented at any meeting of the shareholders, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.8. MANNER OF ACTING. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by the Colorado Corporation Code or the Articles of Incorporation.

         Section 2.9. PROXIES. At all meetings of shareholders a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         Section 2.10. VOTING OF SHARES. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, and each fractional share is entitled to a corresponding fractional vote on each such matter.

         Section 2.11. VOTING OF SHARES BY CERTAIN SHAREHOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

         Shares held by an administrator, executor, guardian or conservator, may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contain in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares nor shares held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation shall be voted, directly or indirectly, at any meeting or counted in determining the total number of outstanding shares at any given time.

         Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

         Section 2.12. ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Section 2.13. VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

         Section 2.14. VOTING FOR DIRECTORS. At each election for directors every shareholder entitled to vote at such election has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.

         Section 2.15. NO CUMULATIVE VOTING. No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares equals, or by distributing such votes on the same principal among any number of candidates.

                                   ARTICLE IX

             SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

         Section 9.1. REGULATION. The Board of Directors may make such rules and regulations as it ma deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

         Section 9.2. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar other than the corporation itself or an employee of the corporation.

         Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of the State of Colorado; the name of the person to whom issued; the date of issue; the number and class of shares and the designation of series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

         Each certificate representing shares issued by the corporation shall set forth upon the face or back of the certificate or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and the variations in the relative rights and preferences between the shares of each series of preferred or special class of shares, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

         No certificate shall be issued for any shares until such share is fully paid.

         The corporation may issue fractions of a share, arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may deem advisable.

         Section 9.3. CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

         Section 9.4. LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

         Section 9.5. TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner herein above provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

                                   ARTICLE XI

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE XIV

                                   AMENDMENTS

         Subject to repeal or change by action of the shareholders, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present.